Exhibit 3.21

The Companies Acts, 1948 to 1967

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

INSULPAK LIMITED

1.	The name of the Company is “INSULPAK LIMITED.”

2.	The registered office of the Company will be situate in England.

3.	The objects for which the Company is established are:

(A)	To carry on business as manufacturers of and dealers in plastic products.

(B)	To buy, sell, manufacture, refine, manipulate, prepare for market and in any other way deal with and in goods, products, substances, materials, plant, machinery, apparatus and things of every description and of any nature whatsoever.

(C)	To plan, provide and procure services and facilities of every description and of any nature whatsoever.

(D)	To carry on business as bankers, capitalists, financiers, industrialists and merchants.

(E)	To carry on business as carriers by land, sea or air and as wharfingers, lightermen, warehousemen, builders, charterers and owners of land, sea and air transport of all kinds, and as transport agents and forwarders of goods; to purchase, lease or otherwise acquire, construct, equip, maintain, improve, manage or control, or aid in or subscribe towards the promotion, construction, equipment, maintenance, improvement, working, management or control of works undertakings and operations of all kinds, both public and private.

(F)	To carry on in any part of the world any other business, whether financial, commercial, industrial or otherwise, which may seem to the Company capable of being conveniently carried on in connection with any business which the Company is authorised to carry on or calculated [illegible] objects of the Company or [illegible] any of the Company’s property, rights or interests.

(G)	To build, construct, maintain, alter, charge, pull down, remove and replace any buildings, walls, wharves, roads, railways, machinery, engines, docks, banks, dams, sluices or watercourses, or carry out any other works which may be convenient or necessary in connection with any business or objects of the Company.

(H)	To acquire, hold, manage, develop, dispose of and deal with any real or personal property, rights or interest on such terms and in such manner as the Company may think fit.

(I)

To acquire and undertake the whole or any part of the business, goodwill and assets of any person or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on or which can be carried on in conjunction therewith, or which are capable of being conducted directly or indirectly to the benefit of the Company, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person or company, or to acquire an interest in, amalgamate or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition, or for mutual assistance, with any such person or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, whether fully or partly paid up, debentures, or other securities or rights that may be agreed upon, and to hold and retain or sell, mortgage and deal with any shares, debentures or other securities or rights so received.

(J)	To subscribe for, take, purchase or otherwise acquire and hold shares, debentures, or other securities or rights issued or guaranteed by any company constituted or carrying on business or proposing to carry on business in any part of the world, and funds, loans, or other securities or rights of or issued or guaranteed by any government, state or dominion, public body or authority (whether supreme, municipal, local or otherwise) in any part of the world.

(K)	To make experiments in connection with any business or proposed business of the Company, and to apply for or otherwise require and protect, prolong, renew, experiment upon, test, improve and seek to improve in any part of the world any inventions, patents, patent rights, brevet d’invention, trade marks, trade or brand names, designs, copyrights, [illegible], concessions, protections or similar rights which may appear likely to be advantageous or useful to the Company, and to use and manufacture under or grant licences or privileges in respect of the same, and to expend money thereon.

(L)	To improve, manage, cultivate, develop, grant rights and privileges in respect of, or otherwise deal with, all or any part of the property, rights and interests of the Company.

(M)	To invest and deal with the moneys of the Company in such manner as may from time to time be determined.

(N)	To lend and advance money or give credit to such persons or companies on such terms as may seem expedient and whether with or without security, but not to carry on the business of a registered moneylender.

(O)	To receive money on deposit or loan, and to borrow or raise money in such manner as the Company shall think fit, and in particular by the issue of debentures (perpetual or otherwise) or other securities or rights, and to secure the repayment of any money borrowed, raised or owing by mortgage, charge or lien upon the whole or any part of the Company’s property or assets (whether present or future), including its uncalled capital, and also (whether or not for any consideration), by a similar mortgage, charge or lien to secure and, guarantee the performance by the Company of any obligation or liability it may undertake.

(P)	To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods, the performance of the obligations of and the repayment or payment of the principal amounts of and premiums, interest and dividends on any shares, debentures or other securities or rights of any person or company, including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company as defined by section 154 of the Companies Act, 1948, or another any subsidiary as defined by the said section of the Company’s holding company or otherwise associated with the Company in business.

(Q)	To vest any real or personal property, rights or interests, acquired by or belonging to the Company in any person or company on behalf or for the benefit of the Company, and with or without any declared trust in favour of the Company.

(R)	To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(S)	To apply for, promote and obtain any legislation, charters, privileges, concessions, licences or authorisations of any government or authority (whether supreme, municipal, local or otherwise) and any provisional order or licence for enabling the Company to carry any of its objects into effect or for extending any of the Company’s powers or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any legislation, actions, steps, proceedings or applications which may appear directly or indirectly to be adverse to the interests of the Company or of its members.

(T)	To enter into any arrangements with any governments or authorities (whether supreme, municipal, local or otherwise), or any companies or persons, that may seem conducive to the Company’s objects or any of them, and to obtain from any such government, authority, company or person any charters, contracts, decrees, rights, privileges and concessions which the Company may think desirable, and to carry out, exercise and comply with any such charters, contracts, decrees, rights, privileges and concessions.

(U)	To remunerate any person or company rendering services to the Company, whether by cash payment or by the allotment to him or them of or the grant of options over shares, debentures or other securities or rights of the Company credited as paid up in full or in part or otherwise.

(V)	To pay out of the funds of the Company all expenses which the Company may lawfully pay of or incidental to the formation and registration of or the raising of money for the Company or the issue of its share or loan capital, or the application to any Stock Exchange for permission to deal in and for quotation for any or all of its share or loan capital, including brokerage and commissions for obtaining applications for or taking, placing or underwriting or procuring the underwriting of shares, debentures or other securities or rights of the Company.

(W)

To establish, maintain, participate in and contribute to or procure the establishment and maintenance of, participation in and contribution to any pension, superannuation, benevolent or life assurance fund, scheme or arrangement (whether contributory or otherwise) for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances, benefits and emoluments to, any persons who are or were at any time in the employment or service of the Company, or any of its predecessors in business, or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who may be or have been directors or officers of the Company, or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons, and to establish, subsidise and subscribe to any institutions, associations, societies, clubs or funds calculated to be for the benefit of, or to advance the interests and well-being of the Company or of any other company as aforesaid, or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid, and to establish and contribute to any scheme for the purchase by trustees of shares in the Company or its holding company to be held for the benefit of the Company’s employees, and to lend money to the Company’s employees to enable them to purchase such shares, and to subscribe or guarantee money for charitable or benevolent objects, or for any exhibition or for any public, general or useful object, or for any other purpose which may be considered directly or indirectly to further the objects of the Company or the interests of its members, and to do any of the matters aforesaid either alone or in conjunction with others.

(X)	To procure the Company to be registered or recognised in any dominion, colony or dependency and in any foreign country or place.

(Y)	To promote any other company for the purpose of acquiring all or any of the property and/or undertaking any of the liabilities of the Company, or of undertaking any business or operations which may appear likely directly or indirectly to assist or benefit the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares, debentures or other securities or rights of any such company as aforesaid.

(Z)	To sell, lease, mortgage, grant options over, dispose of or otherwise deal with the whole or any part of the undertaking, property or assets of the Company or any interest therein for such consideration as the Company may think fit, and in particular for shares, whether fully or partly paid-up, debentures or other securities or rights of any other company, government or authority (whether supreme, municipal, local or otherwise).

(AA)	To distribute among the members of the Company in kind any property of the Company (whether by way of dividend or otherwise), and in particular any shares, debentures or other securities or rights of other companies, governments or authorities (whether supreme, municipal, local or otherwise) belonging to the Company or of which the Company may have the power of disposing.

(BB)	To do all or any of the above things and such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them in any part of the world, either itself or through the medium of any subsidiary or associated companies or otherwise, and whether as principals, agents, trustees, contractors or otherwise, or whether by or through agents, trustees, sub-contractors or otherwise, and either alone or in conjunction with others.

And it is hereby declared that -

(A)	the word “company” in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether corporate or unincorporate, and whether domiciled in the United Kingdom or elsewhere; and

(B)	the objects specified in each of the paragraphs of this clause shall be regarded as independent objects and accordingly shall in nowise be limited or restricted (except where otherwise expressed in such paragraphs) by reference to or inference from the terms of any other paragraph, the order in which the same occur or the name of the Company, but may be carried out in as full and ample a manner and construed in as wide a sense as if each of the said paragraphs defined the objects of a separate and distinct company.

4.	The liability of the members is limited.

5.	The share capital of the Company is £10,000, divided into 10,000 shares of £1 each.

WE, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS.	Number of Shares taken by each Subscriber.
/s/ P.S.O. Roberts 20 Copthall Avenue London E.C.2. Solicitor	One

Eli. O’Neal 20, Copthall Avenue, London E.C.2. Solicitors’ Manager	One

DATED this 5th day of May 1970.

WITNESS to the above Signatures: -

/s/ M.E. Hickey
20, Copthall Avenue,
London E.C.2.
Secretary

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTION

of

SOLO CUP EUROPE LIMITED

(the “Company”)

(Registered in England - No. 0979390)

Pursuant to section 381A of the Companies Act 1985 and Regulation 5 in Table A, Part II of the 1948 Companies Act, and as adopted as the articles of association of the Company, the following resolution was duly passed as a Special Resolution by the holder of all of the shares conferring a right to attend and vote at the general meeting of the Company on 30 October 2006:

THAT the regulations in the form attached as Appendix A be and the same are hereby adopted as the new articles of association of the Company to replace in their entirety the existing articles of association of the Company.

/s/ [ILLEGIBLE]
Insulpak Holdings Limited

THE COMPANIES ACTS 1985 to 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION OF

SOLO CUP EUROPE LIMITED

1.	PRELIMINARY

1.1 The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (SI 1985 No. 805) as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 (SI 1985 No. 1052) and as further amended by The Companies Act 1985 (Electronic Communications) Order 2000 (SI 2000 No. 3373) (such Table being hereinafter called “Table A”) shall apply to the Company save in so far as they are excluded or varied hereby and such regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the Articles of Association of the Company.

1.2 In these Articles the expression “the Act” means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

2.	SHARE CAPITAL

2.1	The Company’s share capital is £5,000,000 divided into 5,000,000 ordinary shares of £1 each.

3.	ALLOTMENT OF SHARES

3.1 Shares which are comprised in the authorised share capital with which the Company is incorporated shall be under the control of the directors who may (subject to section 80 of the Act and to article 3.4 below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.

3.2 All shares which are not comprised in the authorised share capital with which the Company is incorporated and which the directors propose to issue shall first be offered to the members in proportion as nearly as may be to the number of the existing shares held by them respectively unless the Company in general meeting shall by special resolution otherwise direct. The offer shall be made by notice specifying the number of shares offered, and limiting a period (not being less than 14 days) within which the offer, if not accepted, will be deemed to be declined. After the expiration of that period, those shares so deemed to be declined shall be offered in the proportion aforesaid to the persons who have, within the said period, accepted all the shares offered to them; such further offer shall be made in like terms in the same manner and limited by a like period as the original offer. Any shares not accepted pursuant to such offer or further offer as aforesaid or not capable of being offered as aforesaid except by way of fractions and any shares released from the provisions of this article by any such special resolution as aforesaid shall be under the control of the directors, who may allot, grant options over or otherwise dispose of the same to such persons, on such terms, and in such manner as they think fit, provided that, in the case of shares not accepted as aforesaid, such shares shall not be disposed of on terms which are more favourable to the subscribers therefor than the terms on which they were offered to the members. The foregoing provisions of this article 3.2 shall have effect subject to section 80 of the Act.

3.3 In accordance with section 91(1) of the Act sections 89(1) and 90(1) to (6) (inclusive) of the Act shall not apply to the Company.

3.4 The directors are generally and unconditionally authorised for the purposes of section 80 of the Act to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital of the Company as set out in article 2.1 at any time or times during the period of five years from the date of the adoption of these Articles and the directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said section 80) be renewed, revoked or varied by ordinary resolution.

4.	SHARES

4.1 The lien conferred by regulation 8 in Table A shall attach also to fully paid-up shares, and the Company shall also have a first and paramount lien on all shares, whether fully paid or not, standing registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all moneys presently payable by him or his estate to the Company. Regulation 8 in Table A shall be modified accordingly.

4.2 The liability of any member in default in respect of a call shall be increased by the addition at the end of the first sentence of regulation 18 in Table A of the words “and all expenses that may have been incurred by the Company by reason of such non-payment”.

5.	GENERAL MEETINGS AND RESOLUTIONS

5.1 Every notice convening a general meeting shall comply with the provisions of section 372(3) of the Act as to giving information to members in regard to their right to appoint proxies; and notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the directors and to the auditors for the time being of the Company.

5.2.1 No business shall be transacted at any general meeting unless a quorum is present. Subject to article 5.2.2 below, two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

5.2.2 If and for so long as the Company has only one member, that member present in person or by proxy or (if that member is a corporation) by a duly authorised representative shall be a quorum.

5.2.3 If a quorum is not present within half an hour from the time appointed for a general meeting the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the directors may determine; and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor such adjourned general meeting shall be dissolved.

5.2.4 Regulations 40 and 41 in Table A shall not apply to the Company.

5.3.1 If and for so long as the Company has only one member and that member takes any decision which is required to be taken in general meeting or by means of a written resolution, that decision shall be as valid and effectual as if agreed by the Company in general meeting, subject as provided in article 5.3.3 below.

5.3.2 Any decision taken by a sole member pursuant to article 5.3.1 above shall be recorded in writing and delivered by that member to the Company for entry in the Company’s minute book.

5.3.3 Resolutions under section 303 of the Act for the removal of a director before the expiration of his period of office and under section 391 of the Act for the removal of an auditor before the expiration of his period of office shall only be considered by the Company in general meeting.

5.4 A member present at a meeting by proxy shall be entitled to speak at the meeting and shall be entitled to one vote on a show of hands. In any case where the same person is appointed proxy for more than one member he shall on a show of hands have as many votes as the number of members for whom he is proxy. Regulation 54 in Table A shall be modified accordingly.

5.5 Unless resolved by ordinary resolution that regulation 62 in Table A shall apply without modification, the appointment of a proxy and any authority under which the proxy is appointed or a copy of such authority certified notarially or in some other way approved by the directors may be deposited or received at the place specified in regulation 62 in Table A up to the commencement of the meeting or (in any case where a poll is taken otherwise than at the meeting) of the taking of the poll or may be handed to the chairman of the meeting prior to the commencement of the business of the meeting.

6.	APPOINTMENT AND REMOVAL OF DIRECTORS

6.1.1 Regulation 64 in Table A shall not apply to the Company.

6.1.2 The maximum number and minimum number respectively of the directors may be determined from time to time by ordinary resolution. Subject to and in default of any such determination there shall be no maximum number of directors and the minimum number of directors shall be one. Whenever the minimum number of directors is one, a sole director shall have authority to exercise all the powers and discretions by Table A and by these Articles expressed to be vested in the directors generally, and regulation 89 in Table A shall be modified accordingly.

6.2 The directors shall not be required to retire by rotation and regulations 73 to 80 (inclusive) in Table A shall not apply to the Company.

6.3 No person shall be appointed a director at any general meeting unless either:-

(a)	he is recommended by the directors; or

(b)	not less than 14 nor more than 35 clear days before the date appointed for the general meeting, notice signed by a member qualified to vote at the general meeting has been given to the Company of the intention to propose that person for appointment, together with notice signed by that person of his willingness to be appointed.

6.4.1 Subject to article 6.3 above, the Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

6.4.2 The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with article 6.1.2 above as the maximum number of directors and for the time being in force.

6.5 In any case where as the result of death or deaths the Company has no members and no directors the personal representatives of the last member to have died shall have the right by notice in writing to appoint a person to be a director of the Company and such appointment shall be as effective as if made by the Company in general meeting pursuant to article 6.4.1 above. For the purpose of this article, where two or more members die in circumstances rendering it uncertain which of them survived the other or others, the members shall be deemed to have died in order of seniority, and accordingly the younger shall be deemed to have survived the elder.

6.6 Notwithstanding the provisions of articles 5.3.3 and 6.3, the holder or holders of more than half in nominal value of the shares giving the right to attend and vote at a general meeting of the company (the “appointor” or, if more than one, “appointors”) may at any time and from time to time appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director, and/or remove any director from office. Any appointment or removal of a director under this article shall be by notice to the company executed by or on behalf of each of the appointors and shall take effect in accordance with the terms of the notice on receipt of such notice by the company which shall:

(a) in the case of a notice contained in an instrument, be delivered personally to the secretary or to a director other than the director being appointed or removed; or

(b) in the case of a notice contained in an instrument, be at the office or at another address designated by the directors for that purpose; or

(c) if contained in an electronic communication, be at such address (if any) as may for the time being be notified by or on behalf of the company for that purpose.

6.7 Regulation 81 of Table A shall be amended by adding before the final full stop the following words:

“or

(f) he is removed in accordance with article 6.6 of the Company’s Articles of Association; or

(g) he is requested to resign in writing by not less than three quarters of the other directors. In calculating the number of directors who are required to make such a request to the director, (i) an alternate director appointed by him acting in his capacity as such shall be excluded; and (ii) a director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose, so that the signature of either shall be sufficient.”

7.	BORROWING POWERS

7.1 The directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit, and subject (in the case of any security convertible into shares) to section 80 of the Act to grant any mortgage, charge or standard security over its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

8.	ALTERNATE DIRECTORS

8.1 Unless otherwise determined by the Company in general meeting by ordinary resolution an alternate director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, and the first sentence of regulation 66 in Table A shall be modified accordingly.

8.2 A director, or any such other person as is mentioned in regulation 65 in Table A, may act as an alternate director to represent more than one director, and an alternate director shall be entitled at any meeting of the directors or of any committee of the directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

9.	GRATUITIES AND PENSIONS

9.1.1 The directors may exercise the powers of the Company conferred by its Memorandum of Association in relation to the payment of pensions, gratuities and other benefits and shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

9.1.2 Regulation 87 in Table A shall not apply to the Company.

10.	PROCEEDINGS OF DIRECTORS

10.1.1 A director may vote, at any meeting of the directors or of any committee of the directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever, and if he shall vote on any such resolution his vote shall be counted; and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in calculating the quorum present at the meeting.

10.1.2 Each director shall comply with his obligations to disclose his interest in contracts under section 317 of the Act.

10.1.3 Regulations 94 to 97 (inclusive) in Table A shall not apply to the Company.

10.1.4 A meeting of the directors or of a committee of the board may consist of a conference between directors and any alternate directors who are not all in one place, but each of which is able (directly or by telephonic communication) to speak to each of the others, and to be heard by each of the others simultaneously. A director or an alternate director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating in the conference is assembled, or, if there is no such group, where the chairman of the meeting then is. The word meeting in these articles shall be construed accordingly.

11.	THE SEAL

11.1 If the Company has a seal it shall only be used with the authority of the directors or of a committee of directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or second director. The obligation under regulation 6 in Table A relating to the sealing of share certificates shall apply only if the Company has a seal. Regulation 101 in Table A shall not apply to the Company.

11.2 The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the directors.

12.	PROTECTION FROM LIABILITY

For the purposes of this article a “Liability” is any liability incurred by a person in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or otherwise in connection with his duties, powers or office and “Associated Company” shall bear the meaning referred to in section 309A(6) of the Act. Subject to the provisions of the Act and without prejudice to any protection from liability which may otherwise apply:

12.1 the directors shall have power to purchase and maintain for any director of the Company, any director of an Associated Company, any auditor of the Company and any officer of the Company (not being a director or auditor of the Company), insurance against any Liability.

12.2 every director or auditor of the Company and every officer of the Company (not being a director or auditor of the Company) shall be indemnified out of the assets of the Company against any loss or liability incurred by him in defending any proceedings in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from any Liability.

12.3 regulation 118 in Table A shall not apply to the Company.

13.	TRANSFER OF SHARES

13.1 The directors may, in their absolute discretion and without assigning any reason therefor, decline to register the transfer of a share, whether or not it is a fully paid share, and the first sentence of regulation 24 in Table A shall not apply to the Company.